UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2016 (May 6, 2016)

Owens & Minor, Inc.
(Exact name of registrant as specified in its charter)

Virginia	1-9810	54-1701843
(State or other jurisdiction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

9120 Lockwood Blvd., Mechanicsville, Virginia	23116
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (804) 723-7000
Not applicable
(former name or former address, if changed since last report.)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

At the Company’s 2016 Annual Meeting of Shareholders on May 6, 2016, the matters described below were voted upon and approved as indicated. There were 62,850,382 shares of common stock entitled to vote at the meeting and 57,464,832 shares were voted in person or by proxy (approximately 91% of shares entitled to vote).

(1)	Election of eleven directors, each for a one-year term, as follows:

Director	Votes For	Votes Against	Abstentions	Broker Non-Votes
Stuart M. Essig	52,076,743	527,972	93,943	4,766,174
John W. Gerdelman	51,974,490	673,577	50,591	4,766,174
Lemuel E. Lewis	51,935,506	712,431	50,721	4,766,174
Martha H. Marsh	51,615,024	994,126	89,508	4,766,174
Eddie N. Moore, Jr.	51,800,714	847,438	50,506	4,766,174
P. Cody Phipps	52,406,787	242,868	49,003	4,766,174
James E. Rogers	51,840,973	764,020	93,665	4,766,174
David S. Simmons	52,119,171	532,741	46,746	4,766,174
Robert C. Sledd	52,121,445	481,117	96,096	4,766,174
Craig R. Smith	52,103,859	537,892	56,907	4,766,174
Anne Marie Whittemore	52,171,823	485,038	41,797	4,766,174

(2)	Ratification of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016 as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
55,174,405	2,255,075	35,352	0

(3)	Advisory vote to approve the compensation of our named executive officers as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
50,459,840	2,064,511	174,307	4,766,174

(4)	Advisory vote on the frequency of a shareholder vote to approve the compensation of our named executive officers as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
47,407,153	125,682	5,070,997	94,826	4,766,174

Consistent with the voting results on frequency of the shareholder advisory vote on executive compensation, the Board of Directors has determined that the Company will hold an annual advisory vote on the compensation of its named executive officers until the next required vote on the frequency of shareholder votes on executive compensation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OWENS & MINOR, INC.

Date: May 11, 2016	By:	/s/ Nicholas J. Pace
		Name:	Nicholas J. Pace
		Title:	Senior Vice President, General Counsel and Corporate Secretary